AMENDMENT TO MARKETING AGREEMENT


     This Amendment to Marketing Agreement is made as of this __ day of ______________, 2001, between Preferred Voice, Inc., a Delaware corporation ("PVI") and ______________________, a ________ ("Carrier").

                             BACKGROUND INFORMATION

PVI and Carrier entered into a Marketing Agreement dated ___________, _____(the "Agreement") under which PVI agreed to install Systems that would permit Carrier to provide certain speech-enabled services, such as Safety Dialing, to its wireless subscribers and wireline customers. PVI and Carrier have decided on a new method for marketing the Safety Dialing Service. In light of the new marketing plans, the parties wish to amend the compensation payable under the Agreement.

Accordingly, in consideration of the above and the agreements set forth below, PVI and Carrier agree as follows:

                              SUBSTANTIVE PROVISION

1. Terms that were defined in the Agreement will have the meanings as described to them in the Agreement when used in this Amendment.

2. From and after the date Carrier commercially offers Services to its wireless subscribers in a market (the "Launch Date"), Carrier shall provide Safety Dialing to all of its wireless subscribers in that market, including new wireless subscribers who start service after the Launch Date. As soon as practical after this Amendment is executed, Carrier shall provide PVI a schedule of its Launch Dates for all of its markets so PVI may schedule installations. The Launch Dates may be modified by agreement of the parties if PVI's installation schedule requires it. PVI requires at least 60 days prior notice of a Launch Date that is not already scheduled for installation.

3. PVI shall contribute up to $______ per wireless subscriber of the compensation it receives for Safety Dialing for each of the first three months after the Launch Date to a wireless subscriber awareness marketing campaign to be conducted by PVI and coordinated through Carrier.

4. Exhibits E and E-1 are amended to read in their entirety as does Attachment I to this Amendment.


AMENDMENT TO MARKETING AGREEMENT - Page 1 of 2


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5. The Agreement  remains in full force and effect in accordance  with its terms as amended hereby.


PREFERRED VOICE, INC.                           "CARRIER"

By:                                             By:

Name:                                           Name:

Title:                                          Title:






AMENDMENT TO MARKETING AGREEMENT - Page 2 of 2

                                  ATTACHMENT I

                                    EXHIBIT E

                              REVENUE SHARING FEES

The following rates are contingent on Carrier serving approximately ________ wireless subscribers in multiple wireless markets and wireline markets in which Service may be offered having approximately __________ access on the execution of the Agreement.

___% of all Revenue from Safety Dialing, which shall provide PVI a payment of at least $____ per month per wireless subscriber in any market in which Service is offered; and

___% of the Revenue from all other Services until total Revenue, including Revenue from Safety Dialing, equals $_________ times the number of Systems that have been installed; and ___% of the Revenue from all other Services thereafter.

If a System is installed after PVI's share of the Revenue from other Services has been reduced to ___%, then PVI's share of the Revenue from other Services shall increase to ___% until the payments equals $________ for each such System in addition to the payments that would have been made if PVI were only paid ___% of the Revenue.


          For purposes of this Agreement, Revenue shall equal the greater of


          (i) the amount that would have been received by Carrier if the charges set forth in the Exhibit E-1 had been charged to each subscriber using or authorized to use one of the Services described in Exhibit E-1, except that if Carrier is offering reduced rates or free service as part of a promotion, for any Service other than Safety Dialing, only a new subscriber's actual revenue need be accrued for the promotion during the first 30 days of service to the new subscriber, or

          (ii) the actual revenue received from subscribers using a Service offered by means of a System, excluding sales and use taxes, interest and late charges, except that if the charge for any of the Services described in Exhibit E-1 is bundled into another service charge for Carrier's service, Revenue shall include an amount equal to the charge for that Service as set forth in Exhibit E-1 times the number of subscribers who have access to that Service as a part of their service from Carrier.






ATTACHMENT I - EXHIBIT E - REVENUE SHARING FEES
AMENDMENT TO MARKETING AGREEMENT - Page 1 of 1


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                                   EXHIBIT E-1




         Service                                           Monthly Fees
         -------                                           ------------


          Emma. The "Smart" Business Line            $_____
          and Emma PA (Personal Assistant)

          Emma CD                                    $_____ plus $____ per line


          Emma VO                                    $_____ plus $____ per line


          Emma FF                                    $_____


          VIP Emma                                   $_____ per line


          Speech2Content                             $_____


          Information Please                         $_____


          Fleet Calling Advantage                    $_____ per phone in the
                                                            calling circle

          Safety Dialing                             $_____





EXHIBIT E-1
AMENDMENT TO MARKETING AGREEMENT - Page 1 of 1